Exhibit 10-bb

Adopted by the Board of Directors
December 15, 1993


                AMENDMENT TO PSI RESOURCES, INC.
                  RETIREMENT PLAN FOR DIRECTORS

                  (Effective February 1, 1990)


        The PSI Resources, Inc. Retirement Plan for Directors, as amended and restated effective July 1, 1991, and as amended effective December 1, 1992, and July 2, 1993, is hereby amended, effective as of February 1, 1990, with respect to the modification of Article III.

        (1) Explanation of Amendment.

            Article III is amended to provide that any director who, as of February 1, 1990, was a former employee of either PSI
Resources, Inc. or PSI Energy, Inc. is eligible to participate in the Plan.

        (2) Article III As Amended.

            Article III, as hereby amended, reads as follows:

                          "Article III
                           Eligibility

            With the exception of any Director who, as of February 1, 1990, was a former employee of Resources or PSI, each Director who was not also an employee or former employee of Resources, its subsidiaries, or affiliates with vested rights under a pension plan sponsored by Resources, its subsidiaries, or affiliates is eligible to participate in the Plan.

            An eligible Director shall become a Participant in the Plan commencing with the sixth year of service as a Director of Resources or PSI. Service as a Director prior to February 1, 1990, shall be applied in determining eligibility."

        This Amendment is executed and approved by the duly authorized officers of PSI Resources, Inc., effective as of February 1, 1990.

BY:  /s/ James E. Rogers
     James E. Rogers (Chairman
     and Chief Executive Officer)

APPROVED:

/s/ Cheryl M. Foley
Cheryl M. Foley (Vice President,
General Counsel, and Secretary)